EXHIBIT 99.1


CONTACTS:

Kenneth A. Paladino, COO and CFO          Van Negris / Lexi Terrero
TII Network Technologies, Inc.            Van Negris & Company, Inc.
(631) 789-5000                                     (212) 396-0606

FOR IMMEDIATE RELEASE:

                         TII Network Technologies Names
              Kenneth A. Paladino, CFO, as Chief Operating Officer

COPIAGUE,  NY - December  10, 2004 - TII  Network  Technologies,  Inc.  (Nasdaq:
TIII), a leading provider of telecommunications network protection and management products, is pleased to announce that Kenneth A. Paladino, has been named Chief Operating Officer, in addition to his position as Chief Financial Officer. The announcement was made by Timothy J. Roach, President and Chief Executive Officer.

Mr. Roach stated: "In addition to his superb financial management expertise, Ken has brought outstanding business management and leadership skills to TII and has made a significant contribution in the successful turn-around of TII that we have achieved through fiscal 2004 and which continues into fiscal 2005. He has a solid record of accomplishment and shares TII's vision and strategic direction which includes our commitment to providing the highest-quality products, with cost-effective performance and innovative features that meet articulated market needs. He will be working closely with me and with the rest of our management team to help our company achieve long-term, sustainable profitability and growth."

Mr. Paladino, 47, has been Chief Financial Officer of TII Network Technologies, Inc. since 2000. Previously, he was Chief Financial Officer, Vice President of Finance and Treasurer of EDO Corporation, Controller of LNR Communications, Inc. and a Senior Auditor with KPMG Peat Marwick. He holds a Bachelor of Science Degree in Accounting from Villanova University and is a Certified Public Accountant.

Mr. Paladino commented: "Our strategy in 2005 is to focus on gaining business and market share through our diversification efforts which are focused on the broadband market, home networking and fiber optic products.
I am pleased to be working with Tim to help TII reach its full potential."

About TII Network Technologies, Inc.

TII is a proven technology leader specializing in providing the communications industry with innovative network protection and management products, including station protectors, network interface devices, DSL protectors, filters and splitters, power and data-line and home networking protectors and a multi-service residential gateway, as well as creative, custom design solutions to meet customers' individual requirements.

Statements in this release that are not strictly historical are "forward-looking" statements and should be considered as subject to the risks and uncertainties that exist in the Company's operations and business environment. These factors include, but are not limited to: dependence on, and ability to retain "as-ordered" general supply agreements with its top three customers and win new contracts; the ability of the Company to market and sell products to new markets beyond its principal market - the copper-based Telco market; the Company's ability to timely develop products and adapt its existing products to address technological changes, including changes in its principal market, Telco; exposure to increases in the cost of the Company's products, including increases in the cost of the Company's petroleum based plastic products; the Company's dependence for products and product components on Pacific Rim contract manufacturers, including on-time delivery, quality and exposure to changes in the cost in the event of changes in the valuation of the Chinese Yuan; the Company's dependence upon one of its principal contract manufacturers that is an affiliate of a

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principal customer and competitor; the potential for the disruption of shipments as a result of, among other things, third party labor disputes, political unrest in or shipping disruptions from countries in which the Company's contract manufacturers produce the Company's products; weather and similar conditions,
particularly   the  effect  of   hurricanes   or  typhoons   on  the   Company's
manufacturing, assembly and warehouse facilities in Puerto Rico or the Pacific Rim, respectively; competition in the Company's traditional telecommunications market and new markets the Company is seeking to penetrate; potential changes in customers spending and purchasing policies and practices; general economic and business conditions, especially as they pertain to the telecommunications industry; dependence on third parties for product development; risks inherent in new product development and sales, such as start-up delays and uncertainty of customer acceptance; the Company's ability to attract and retain technologically qualified personnel; the Company's ability to fulfill its growth strategies; the level of inventories maintained by the Company's customers; the ability to maintain listing of its Common Stock on the Nasdaq SmallCap market; the availability of financing on satisfactory terms and other factors from time to time discussed in the Company's SEC reports.


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